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                                                                   EXHIBIT 99.1

    BROADVIEW MEDIA, INC. ANNOUNCES SHOW RENEWAL, NEW BOARD MEMBER AND 2ND QUARTER RESULTS

Press Release
CONTACT: Red White, Chief Operating Officer of                  Minneapolis, MN
         Broadview Media, Inc.                                     952-835-4455
Email: redw@broadviewmedia.com

November 7, 2003

Broadview Media, Inc. (OTC Bulletin Board BDVM) announced today that its' nationally televised show TIPical Mary Ellen has been renewed for an additional 39 episodes by Home and Garden Television, bringing the total number of episodes to 577 for Broadview. This show is in its seventh production term and features Mary Ellen Pinkham, nationally known author and television host. Broadview currently produces three series for Home and Garden Television, as well as broadcast and non-broadcast television commercials for several companies including Minnesota School of Business and Target.

Second quarter results were also announced for the three months ended September 30, 2003. Revenues of $913,307 compared to $1,319,754 for the same period a year ago. The Company reported a net loss of $156,462 in the second quarter compared with a loss of $117,516 in last year's second quarter. For the year to date six month period ended September 30, 2003, the Company reports revenues of $1,800,059 and net loss of $461,106. This compares to revenues of $2,834,642 and a net loss of $169,298 in the previous year.

In addition, Broadview also announced the election of Mr. Richard Letsche, to the Board of Directors. Mr. Letsche will also serve as the Company's Chairman of the Audit Committee. Letsche's background includes positions as a systems analyst, consultant and Partner in Charge, as well as board member for the RSM McGladrey accounting firm.

Dean Bachelor, Chairman commented "We are pleased to have the additional leadership and governance that Dick Letsche will provide for our board of directors and audit committee. Red White COO added, "We believe the Mary Ellen renewal and our developing relationship with the Minnesota School of Business allow Broadview to pursue our strategic objectives in the education and media production arena. We also continue to produce and market products in both our Education and our Corporate Communication divisions."

Broadview Media is a full-service media production company that creates and produces television programs; develops educational technology programs; and provides media-based business communications solutions. The Company operates its own production facilities in Chicago and Minneapolis. The Company's trading symbol is BDVM. Visit us at: www.BroadviewMedia.com.


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

                                         -----------------------------       -----------------------------
                                                Three Months Ended                  Six Months Ended
                                                  September 30,                       September 30,
                                              2003             2002              2003             2002
                                         -----------------------------       -----------------------------
REVENUES                                 $   913,307       $ 1,319,754       $ 1,800,059       $ 2,834,642

Cost of Products and Services Sold           717,775         1,005,103         1,520,610         2,123,991
                                         -----------------------------       -----------------------------

GROSS PROFIT                                 195,532           314,651           279,449           710,651

Selling, General and Administrative
Expenses                                     344,006           423,379           723,946           856,410
                                         -----------------------------       -----------------------------

OPERATING LOSS                              (148,474)         (108,728)         (444,497)         (145,759)
                                         -----------------------------       -----------------------------

TOTAL OTHER INCOME (EXPENSE), NET             (7,988)           (8,788)          (16,609)          (23,539)
                                         -----------------------------       -----------------------------

NET LOSS                                 $  (156,462)      $  (117,516)      $  (461,106)      $  (169,298)
                                         -----------------------------       -----------------------------

BASIC & DILUTED LOSS PER SHARE           $      (.07)      $      (.08)      $      (.21)      $      (.12)
                                         -----------------------------       -----------------------------
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